UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	001-34762	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

255 East Fifth Street, Suite 700, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

(877) 322-9530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2017, First Financial Bancorp. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with Raymond James & Associates, Inc. (the “Sales Agent”) pursuant to which the Company may issue and sell up to 5,000,000 of the Company’s common shares, without par value (the “Shares”) having an aggregate offering price of up to $100 million from time to time through the Sales Agent.

Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices, in block transactions or as otherwise agreed by the Company and the Sales Agent. Under the terms of the Agreement, the Company may also sell Shares from time to time to the Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. The Sales Agent is not required to sell any specific number or dollar amount of Shares, but will use commercially reasonable efforts to solicit offers to purchase the Shares upon entering into a transaction notice with the Company that specifies the number of Shares to be sold, any minimum price below which sales may not be made and such other matters as may be agreed upon by the Company and the Sales Agent. The obligation of the Sales Agent under the Agreement to sell Shares pursuant to any transaction notice is subject to a number of conditions, which the Sales Agent reserves the right to waive in its sole discretion.

The Agreement provides that the Sales Agent will be entitled to compensation of 2.0% of the gross sales price of the Shares sold through the Sales Agent from time to time. The Company has also agreed to reimburse the Sales Agent for certain specified expenses, not to exceed $100,000 in the aggregate.

The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Agreement, and also agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Agreement will terminate upon the earliest to occur of (1) March 3, 2020, (2) the date on which all of the Shares subject to the Agreement have been sold, or (3) the termination of the Agreement pursuant to other terms specified therein. The Agreement may also be terminated by either the Company or the Sales Agent for any reason upon 30 days’ prior notice.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-197771) filed with the Securities and Exchange Commission on July 31, 2014, including the prospectus contained therein, as supplemented by the prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on March 3, 2017.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion relating to the Shares is included as Exhibit 5.1 to this Current Report.

Item 8.01	Other Events.

On March 3, 2017, the Company issued a press release announcing the execution of the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Distribution Agreement, dated as of March 3, 2017, between the Company and Raymond James & Associates, Inc.
5.1	Opinion of Vorys, Sater, Seymour and Pease LLP
23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of Exhibit 5.1)
99.1	Press release dated March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017

FIRST FINANCIAL BANCORP.

By:	/s/ John M. Gavigan
John M. Gavigan
Senior Vice President and Chief Financial Officer